Exhibit 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED MARCH [●], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068.

PRO-DEX, INC.

Incorporated under the laws of the State of California

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of

Common Stock, no Par Value per share, of Pro-Dex, Inc.

Subscription Price: $1.90 per full share of Common Stock

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE

5:00 P.M., NEW YORK CITY TIME, ON APRIL 25, 2014

REGISTERED OWNER:                                                                    NUMBER OF RIGHTS:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. The Rights entitle the holder thereof to subscribe for and purchase shares of common stock, no par value per share (the “Common Stock”), of Pro-Dex, Inc., a Colorado corporation (the “Company”), at a subscription price of $1.90 per full share of Common Stock, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. There is no over-subscription privilege in this Rights Offering.

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions contained herein.

The contractual rights of this Subscription Rights Certificate, including without limitation the offer and acceptance of this Subscription Rights Certificate, shall be governed by the laws of the State of California, without reference to California’s conflicts of laws principles. As described in the Prospectus, the Company may, in its sole discretion, cancel the Rights Offering at any time and for any reason. The number of shares subscribed for pursuant to this Subscription Rights Certificate is subject to reduction as a result of Tax Attribute Considerations as described in the Prospectus.

This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent. Witness the seal of Pro-Dex, Inc. and the signatures of its duly authorized officers:

DATED: March [●], 2014

President and Chief Executive Officer	Chief Operating Officer

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Deliver other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand or overnight courier:	If delivering by first class mail:
Broadridge Corporate Issuer Solutions, Inc. Attention: Reorganization Department 1981 Marcus Avenue, Suite 100 Lake Success, NY 11042	Broadridge Corporate Issuer Solutions, Inc. Attention: Reorganization Department P.O. Box 1317 Brentwood, NY 11717-0693

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your Rights, please complete blank information below and sign under Form 3. If you do not indicate the number of Rights being exercised, or if you do not forward the full subscription payment for the number of Rights shares that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Fractional shares of our Common Stock resulting from the exercise of Rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

I subscribe for		shares x $1.90 per share = $
	(no. of new shares)		(amount enclosed)

All payments must be made in U.S. dollars by cashier’s or certified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Pro-Dex, Inc.)”. The Subscription Agent will not accept payment by any other means.

FORM 2 – DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

________________________________________

________________________________________

________________________________________

FORM 3 – SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s): ___________________________________	Signature(s): ___________________________________

Date: _________________________________________	Daytime Telephone Number: _______________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 – SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:		By:
	(Name of Bank or Firm)		(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, AT (855) 793-5068 (TOLL-FREE). THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 25, 2014, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.